Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orion Energy Systems, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236837) and Form S-8 (No. 333-169611, 333-176176, 333-213042 and 333-233180) of our reports dated June 10, 2022, relating to the consolidated financial statements and the effectiveness of Orion Energy System, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Milwaukee, Wisconsin

June 10, 2022